Exhibit 99.1

Nephros Reports Second Quarter Financial Results

Net Revenue down 32% due to COVID-19 Interruptions

SOUTH ORANGE, NJ, August 5, 2020 – Nephros, Inc. (Nasdaq:NEPH), a commercial-stage company that develops and sells high performance water purification products and pathogen detection systems to the medical and commercial markets, today announced financial results for the three months ended June 30, 2020.

Financial Highlights

Water Filtration Business Segment Highlights

●	Net revenue was $1.6 million, down 32% compared with $2.3 million in 2019
●	Net loss was $0.9 million, compared with $0.3 million in 2019
●	Adjusted EBITDA was ($0.7 million), compared with breakeven in 2019

Consolidated Highlights

●	Net revenue was $1.6 million, down 32% compared with $2.3 million in 2019
●	Net loss was $1.7 million, compared with $0.9 million in 2019
●	Adjusted EBITDA was ($1.4 million) compared with ($0.5 million) in 2019

“While COVID-19 broke our streak of 15 quarters of year-over-year growth, we remain optimistic about our growth prospects,” said Daron Evans, President and CEO. “We have already seen some strengthening of the market in early Q3, and we hope to see a return to revenue growth soon, as the pandemic evolves from an all-hands-on-deck emergency to a ‘new normal’ background issue.”

Mr. Evans continued, “During the relatively slower second quarter, our team focused on building new capabilities, including the acceleration and release of our SequaPath™ product and our recently published study of water in buildings affected by COVID-19-related shutdowns. In the near future, we will also release DialyPath™, our real-time test for dialysis clinics that will detect and quantify endotoxin-producing Gram-negative bacteria.”

Consolidated Financial Performance for the Quarter Ended June 30, 2020

Net revenue for the quarter ended June 30, 2020 was $1.6 million, compared with $2.3 million in 2019, a decrease of 32%.

Net loss for the quarter ended June 30, 2020 was $1.7 million, compared with a net loss of $0.9 million in 2019 an increase of 76%.

Adjusted EBITDA for the quarter ended June 30, 2020 was ($1.4 million), compared with ($0.5 million) in 2019.

Cost of goods sold for the quarter ended June 30, 2020 was $0.7 million, compared with $0.9 million in 2019, a decrease of 28%. Gross margins for the quarter ended June 30, 2020 were 57%, compared with 59% in 2019. Management expects future gross margins to continue in the range of 55% to 60%.

Research and development expenses for the quarter ended June 30, 2020 were $0.84 million, compared with $0.80 million in 2019, an increase of 5%.

Depreciation and amortization expenses for the quarter ended June 30, 2020 were approximately $47,000, compared with approximately $48,000 in 2019, a decrease of 2%.

Selling, general and administrative expenses for the quarter ended June 30, 2020 were $1.6 million, compared with $1.4 million in 2019, an increase of 15%.

As of June 30, 2020, Nephros had cash and cash equivalents of $7.0 million.

Adjusted EBITDA Definition and Reconciliation to GAAP Financial Measures

Adjusted EBITDA is calculated by taking net (loss) income calculated in accordance with generally accepted accounting principles (“GAAP”) and excluding all interest-related expenses and income, tax-related expenses and income, non-recurring expenses and income, and non-cash items, including depreciation and amortization and non-cash compensation. The following table presents a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP financial measure, for the second quarter of the 2020 and 2019 fiscal years for both Nephros (on a consolidated basis) and the Water Filtration Business Segment:

	3 Months Ended Jun 30,
Water Filtration Business Segment	2020	2019

Net loss	(911)	(408)

Adjustments:
Depreciation of property and equipment	6	8
Amortization of other assets	45	44
Interest expense	30	46
Noncash interest expense	-	-
Interest income	(4)	-
Change in fair value of contingent consideration	-	(9)
Noncash compensation	166	150
Other noncash items	12	31
Nonrecurring: Biocon & Pathogen Detection	-	150
Adjusted EBITDA	(656)	12

	3 Months Ended Jun 30,
Consolidated Results	2020	2019

Net loss	(1,657)	(942)

Adjustments:
Depreciation of property and equipment	6	8
Amortization of other assets	45	44
Interest expense	30	46
Noncash interest expense	-	-
Interest Income	(4)	-
Change in fair value of contingent consideration	-	(9)
Noncash compensation	179	150
Other noncash items	12	31
Nonrecurring: Biocon & Pathogen Detection	-	150
Adjusted EBITDA	(1,389)	(522)

Nephros believes that Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to Nephros’s financial condition and results of operations. Management does not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recognized in Nephros’s consolidated financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining Adjusted EBITDA. In order to compensate for these limitations, management presents Adjusted EBITDA in connection with net (loss) income, the most directly comparable GAAP financial measure. Nephros urges investors to review the reconciliation of Adjusted EBITDA to net (loss) income and not to rely on any single financial measure to evaluate the business.

Conference Call Today at 4:30 p.m. ET

Nephros will host a conference call today at 4:30 PM Eastern Time, during which management will discuss Nephros’s financial results and provide a general business overview.

Participants may dial into the following number to access the call: 1-844-808-7106. International callers may use 1-412-317-5285. Please ask to be joined into the Nephros conference call. A replay of the call can be accessed until August 12, 2020 at 1-877-344-7529 or 1-412-317-0088 for international callers and entering replay access code: 10144283. An audio archive of the call will be available shortly after the call on the Nephros investor relations page at https://investors.nephros.com/events/.

About Nephros

Nephros is a commercial-stage company that develops and markets high-performance water purification products and pathogen detection systems for medical and commercial markets.

Nephros ultrafilters are used in hospitals, medical clinics, and commercial facilities to retain bacteria and viruses from water, providing barriers that aid in infection control for showers, sinks, and ice machines. Nephros ultrafilters are also used in dialysis centers to aid in the removal of endotoxins and other biological contaminants from water and bicarbonate concentrate in hemodialysis machines.

Nephros pathogen detection systems, including the PluraPath and SequaPath systems, provide near-real time information on bacterial genera, waterborne bacteria, and viruses to medical and water safety professionals. These products integrate Nephros ultrafilters with DNA sequencing and quantitative polymerase chain reaction (qPCR) technology.

Nephros commercial filters, including AETHER™ brand filters, improve the taste and odor of water, and reduce scale build-up in downstream equipment. Nephros and AETHER products are used in the health care, food service, hospitality, and convenience store markets.

For more information about Nephros, please visit its website at www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the potential for further growth and the expected growth in medical, commercial and industrial filter sales, management’s expectations regarding future gross margins, Nephros’s ability to respond to outbreaks in water borne pathogens and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including the impact of Covid-19, uncertainty in clinical outcomes, potential delays in the regulatory approval process, changes in business, economic and competitive conditions, the availability of capital when needed, dependence on third-party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Contacts:

Investor Relations

Kirin Smith, President

PCG Advisory, Inc.

(646) 863-6519

ksmith@pcgadvisory.com

www.pcgadvisory.com

Media Relations:

Bill Douglass

Gotham Communications, LLC

(646) 504-0890

bill@gothamcomm.com

www.gothamcomm.com

Company:

Andy Astor, COO & CFO

Nephros, Inc.

(201) 345-0824

andy@nephros.com

www.nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$7,046	$4,166
Accounts receivable, net	870	1,045
Inventory, net	4,769	2,562
Prepaid expenses and other current assets	385	526
Total current assets	13,070	8,299
Property and equipment, net	296	81
Lease right-of-use assets	1,171	1,106
Intangible assets, net	527	548
Goodwill	759	759
License and supply agreement, net	737	804
Other assets	89	32
TOTAL ASSETS	$16,649	$11,629

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Secured revolving credit facility	$-	$560
Current portion of secured note payable	220	211
Current portion of paycheck protection program loan	278	-
Accounts payable	1,316	959
Accrued expenses	449	136
Contingent consideration	187	300
Current portion of lease liabilities	315	262
Total current liabilities	2,765	2,428
Secured note payable, net of current portion	491	613
Paycheck protection program loan, net of current portion	201	-
Equipment financing, net of current portion	8	10
Lease liabilities, net of current portion	908	889
TOTAL LIABILITIES	4,373	3,940
COMMITMENTS AND CONTINGENCIES (Note 15)

STOCKHOLDERS’ EQUITY

Preferred stock, $.001 par value; 5,000,000 shares authorized at June 30, 2020 and December 31, 2019; no shares issued and outstanding at June 30, 2020 and December 31, 2019.	-	-
Common stock, $.001 par value; 40,000,000 shares authorized at June 30, 2020 and December 31, 2019; 9,039,673 and 8,058,850 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively.	9	8
Additional paid-in capital	139,243	131,934
Accumulated other comprehensive income	65	65
Accumulated deficit	(130,087)	(127,332)
Subtotal	9,230	4,675
Noncontrolling interest	3,046	3,014
TOTAL STOCKHOLDERS’ EQUITY	12,276	7,689
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,649	$11,629

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

NEPHROS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2020	2019
Net revenues:
Product revenues	$1,564	$2,284
Royalty and other revenues	13	25
Total net revenues	1,577	2,309
Cost of goods sold	682	942
Gross margin	895	1,367
Operating expenses:
Research and development	836	793
Depreciation and amortization	47	48
Selling, general and administrative	1,610	1,403
Change in fair value of contingent consideration	-	(9)
Total operating expenses	2,493	2,235
Loss from operations	(1,598)	(868)
Other (expense) income:
Interest expense	(30)	(46)
Interest income	4	-
Other expense, net	(33)	(28)
Net loss	(1,657)	(942)
Less: Undeclared deemed dividend attributable to noncontrolling interest	(60)	(61)
Net loss attributable to Nephros, Inc. shareholders	$(1,717)	$(1,003)

Net loss per common share, basic and diluted	$(0.19)	$(0.14)
Weighted average common shares outstanding, basic and diluted	8,986,134	7,387,930

Comprehensive loss:
Net loss	$(1,657)	$(942)
Other comprehensive (loss) income, foreign currency translation adjustments, net of tax	1	2
Comprehensive loss	(1,656)	(940)
Comprehensive loss attributable to noncontrolling interest	(60)	(61)
Comprehensive loss attributable to Nephros, Inc. shareholders	$(1,716)	$(1,001)

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.